  As filed with the Securities and Exchange Commission on October ____, 1997
                                         S.E.C. File No. 33-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
          __________________________________________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
          __________________________________________________________

                            PREMIER CONCEPTS, INC.
                ----------------------------------------------
                (Name of Small Business Issuer in its Charter)

      COLORADO                                       84-1186026
-------------------------------                  -------------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

                       3033 SOUTH PARKER ROAD, SUITE 120
                            AURORA, COLORADO  80014
         ------------------------------------------------------------
         (Address of principal executive offices, including Zip Code)
          __________________________________________________________

                            PREMIER CONCEPTS, INC.
                       1993 INCENTIVE STOCK OPTION PLAN
                       1995 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)
          __________________________________________________________

                        Sissel B. Greenberg, President
                       3033 South Parker Road, Suite 120
                            Aurora, Colorado  80014
                   ----------------------------------------
                    (Name and address of agent for service)

                                (303) 338-1800
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)
          __________________________________________________________

                                   Copy To:

                           Clifford L. Neuman, Esq.
                             Nathan L. Stone, Esq.
                             Neuman & Drennen, LLC
                              Temple-Bowron House
                               1507 Pine Street
                           Boulder, Colorado  80302
                                (303) 449-2100
          __________________________________________________________

         Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of the Registration Statement.
==============================================================================

                        CALCULATION OF REGISTRATION FEE

                                   Proposed
                                    Maximum         Proposed
Title of             Amount        Offering          Maximum     Amount Of
Securities            To Be          Price          Aggregate  Registration
To Be Registered   Registered    Per Share (1)   Offering Price     Fee
------------------------------------------------------------------------------
Common Stock,
 $.002 par value  53,000 Shares      $1.875 (1)  $99,375.00 (1)    $30.11
------------------------------------------------------------------------------
                  97,000 Shares       2.50  (1)  242,500.00 (1)     73.49
------------------------------------------------------------------------------
                  73,000 Shares       3.25  (1)  237,250.00 (1)     71.89
------------------------------------------------------------------------------
                  7,000 Shares        3.50  (2)   24,500.00 (2)      7.42
------------------------------------------------------------------------------
                  60,000 Shares       3.50  (2)  210,000.00 (2)     63.64
------------------------------------------------------------------------------
     TOTAL                                      $813,625.00       $246.55
------------------------------------------------------------------------------

(1) Based on the exercise price of outstanding options in accordance with paragraph (h) of Rule 457.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 on the basis of the average of the bid and asked prices of the Common Stock on October 3, 1997, as quoted on the Nasdaq SmallCap Market.

PROSPECTUS


                            PREMIER CONCEPTS, INC.
                       3033 South Parker Rd., Suite 120
                            Aurora, Colorado  80014
                          Telephone:  (303) 338-1800




     ____________________________________________________________________



                                290,000 Shares


                            PREMIER CONCEPTS, INC.


                                 Common Stock
                               ($.002 Par Value)


                                     Under


                            PREMIER CONCEPTS, INC.
                       1993 INCENTIVE STOCK OPTION PLAN
                       1995 EMPLOYEE STOCK PURCHASE PLAN



     ____________________________________________________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
     UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     _____________________________________________________________________




               The date of this Prospectus is October ___, 1997.

                               TABLE OF CONTENTS


Item 1. Plan Information . . . . . . . . . . . . . . . . . . . . . . . . 4

     Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

     A. 1993 INCENTIVE STOCK OPTION PLAN
        The Plan:  Adoption. . . . . . . . . . . . . . . . . . . . . . . 4
        Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
        Duration and Modifications . . . . . . . . . . . . . . . . . . . 4
        Class and Amount of Securities Subject to the Plan . . . . . . . 5
        Administration . . . . . . . . . . . . . . . . . . . . . . . . . 5
        Adjustment for Changes in Securities . . . . . . . . . . . . . . 6
        Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
        Granting of Options. . . . . . . . . . . . . . . . . . . . . . . 7
        Exercise of Options. . . . . . . . . . . . . . . . . . . . . . . 7
        Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . . 8
        Death. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
        Termination of Employment. . . . . . . . . . . . . . . . . . . . 9
        Transferability of Options . . . . . . . . . . . . . . . . . . .10
        Resale of Shares Acquired Upon Exercise of Options . . . . . . .10
        Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . .10
        Outstanding Options. . . . . . . . . . . . . . . . . . . . . . .12

     B. 1995 EMPLOYEE STOCK PURCHASE PLAN
        The Plan:  Adoption. . . . . . . . . . . . . . . . . . . . . . .12
        Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
        Duration and Modifications . . . . . . . . . . . . . . . . . . .13
        Class and Amount of Securities Subject to the Plan . . . . . . .13
        Administration . . . . . . . . . . . . . . . . . . . . . . . . .13
        Adjustment for Changes in Securities . . . . . . . . . . . . . .14
        Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . .15
        Granting of Options. . . . . . . . . . . . . . . . . . . . . . .15
        Exercise of Options. . . . . . . . . . . . . . . . . . . . . . .15
        Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . .16
        Death and Designation of Beneficiary . . . . . . . . . . . . . .16
        Withdrawal:  Termination of Employment . . . . . . . . . . . . .17
        Transferability of Options . . . . . . . . . . . . . . . . . . .17
        Resale of Shares Acquired Upon Exercise of Options . . . . . . .17
        Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . .18
        Outstanding Options. . . . . . . . . . . . . . . . . . . . . . .18

Item 2. Registrant Information and Employee Plan Annual Information. . .18

Item 3. Incorporation of Documents by Reference. . . . . . . . . . . . .20

Item 4. Description of Securities. . . . . . . . . . . . . . . . . . . .20

Item 5. Interests of Named Experts and Counsel . . . . . . . . . . . . .20

Item 6. Indemnification of Directors and Officers. . . . . . . . . . . .21

Item 7. Exemption from Registration Claimed. . . . . . . . . . . . . . .26

Item 8. Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

Item 9. Undertakings . . . . . . . . . . . . . . . . . . . . . . . . . .27

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.   PLAN INFORMATION.
------    ----------------

      COMPANY
      -------
      Premier Concepts, Inc, (hereinafter referred to as "PCI" or the "Company") is a Colorado corporation having its principal executive offices at 3033 South Parker Road, Suite 120, Aurora, Colorado 80014 (telephone number:
(303) 338-1800).

      The use of masculine pronouns in this Prospectus is done for convenience only and refers to both males and females.


      A.  1993 INCENTIVE STOCK OPTION PLAN
          --------------------------------

          The Plan: Adoption
          ------------------
          The Board of Directors adopted the 1993 Incentive Stock Option Plan (hereinafter referred to as the ISOP). The ISOP was ratified and approved by the Company's shareholders at the annual meeting held November 23, 1992.

          The ISOP provides for the granting of (1) Incentive Stock Options (ISO's) which are intended to qualify as such within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), and (2) Non-qualified Stock Options (NSO's)

          The ISOP is not subject to any provisions of the Employee Retirement Income Security Act of 1974; and the ISOP is not subject to the qualification requirements under Section 401(a) of the Code.


          Purpose
          -------
          The general purpose of the ISOP is to provide directors, executive officers and key employees of the Company and of any present or future Parent or Subsidiary of the Company, who have contributed to the continued growth and development of the Company, with an opportunity to acquire a proprietary interest in the Company and thus to create in such directors, executive officers and key employees an increased interest in, and a greater concern for, the welfare of the Company.


          Duration and Modifications
          --------------------------
          Options may be granted under the ISOP at any time up to December 31, 2003, when the ISOP will expire except as to any Options outstanding, which Options will remain in effect until they have been exercised or have expired.


          Class and Amount of Securities Subject to the Plan
          --------------------------------------------------
          Subject to adjustment as described below, an aggregate of up to 230,000 shares of the Company's Common Stock, $.002 par value, are authorized to be issued upon exercise of Options granted under the ISOP.

          Under the terms of the ISOP, shares subject to and not issued under an Option which expires or terminates or is cancelled for any reason during the term of the ISOP are again available for the granting of Options under the ISOP.


          Administration
          --------------
          A Committee (Committee) of the Company's Board of Directors (the Board) consisting of not less than two (2) disinterested members of the Board (within the meaning of Rule 16b-3(c )(2)(I) promulgated under the Securities Exchange Act of 1934, as amended) is responsible for the administration of the ISOP. The Committee members may be removed or replaced by a vote of the majority of the Board. Any or all powers and functions of the committee may at any time be exercised by the Board; provided, however, that such exercise by the Board must involve a majority of disinterested Board members (within the meaning of Rule 16b-3(c )(2)(I) promulgated under the Exchange Act. All determinations by the Committee or Board are final and conclusive.

          The committee is authorized, subject to the provisions of the ISOP, to:

          (1) Determine the directors, executive officers and key employees to whom Options shall be granted, the time when such Options shall be granted, the number of shares which shall be subject to each Option, the purchase price or exercise price of each share which shall be subject to each Option, the periods during which such Options shall be exercisable (whether in whole or in part) and the other terms and provisions with respect to the Options (which need not be identical);

          (2) Determine, upon review of relevant information and in accordance with other provisions below, the fair market value of the Common Stock underlying the Options;

          (3)  Construe the ISOP and Options granted thereunder;

          (4) Accelerate or defer (with consent of the Optionee) the exercise of any Option, consistent with other provisions in the ISOP;

          (5) Authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option;

          (6) Prescribe, amend and rescind rules and regulations relating to the ISOP;

          (7) Make all other determinations deemed necessary or advisable for the administration of the ISOP.


          Adjustment for Changes in Securities
          ------------------------------------
          The ISOP requires the Board to make appropriate adjustments in the number and kind of shares available under the ISOP and in the number, price and kind of shares covered by Options granted or to be granted under the ISOP, in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of the Company's Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". The foregoing notwithstanding, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made, with respect to the number or price of shares of Common Stock subject to an Option

          The ISOP also provides that, upon the dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent Option, in which case the Board shall, in lieu of such assumption or substitution provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

          If, as a result of accelerating the time period during which all Options are exercisable in full in the event of a merger or asset transaction an Optionee would incur liability under Section 16(b) of the Securities Exchange Act of 1934, such Optionee may request the Company to, and the Company is obligated to, repurchase such Option for cash equal to the excess of the fair market value on the advanced termination date of the shares subject to the Option over the Option exercise price.


          Eligibility
          -----------
          Except as otherwise provided in the ISOP, NSO's may be granted to directors, officers, key salaried employees of the Company and consultants and advisors to the Company, or any subsidiary or parent corporation, now existing or hereinafter formed or acquired. Any person who shall have retired from active employment by the Company shall not be eligible to receive a NSO.

          ISO's may be granted only to salaried key employees of the Company or any Subsidiary corporation or Parent corporation of the Company, now existing or hereafter formed or acquired, and not to any director who is not also an employee.


          Granting of Options
          -------------------
          The plan provides that the Committee shall have the authority, in its discretion, to determine the directors, executive officers and key employees to whom Options shall be granted, the time when such Options shall be granted, the number of shares which shall be subject to each Option, the purchase price or exercise price of each share which shall be subject to each Option, the periods during which such Options shall be exercisable (whether in whole or in part) and the other terms and provisions with respect to the Options (which need not be identical).

          There is no minimum or maximum amount of shares for which any one eligible person may receive NSO's. However, the amount of aggregate fair market value of the stock determined at the time of the grant of an ISO for which any employee may be granted ISO's under the ISOP in any calendar year shall not exceed the sum of (i) $100,000 plus (ii) an unused limit carryover amount for any year after the date of the ISOP but prior to the calendar year under consideration. The unused limit carryover amount shall be determined as one-half of the amount by which $100,000 exceeds the aggregate fair market value at the time of grant of an ISO under the ISOP for which ISO's were granted in any prior year, but carried over for not more than three (3) years. For this purpose, ISO's granted in any year shall be deemed to first use up the $100,000 current year limitation and then the unused limit carryover amount from the earliest available year.

          Each Option is to be evidenced by a written agreement (an Option Agreement) containing terms and conditions established by the Board consistent with the provisions of the ISOP.


          Exercise of Options
          -------------------
          Any Option may be exercised by the Participant holding such Option for such period or periods as the Committee shall determine at the date of grant of such Option. In no event shall any ISO granted to a Participant owning more than ten percent (10%) of the voting power of all classes of the Company's Stock, or the stock of any Subsidiary or Parent corporation, be exercisable by its terms after the expiration of five (5) years from the date it is granted, nor shall any other ISO granted under this ISOP be exercisable by its terms after ten (10) years from the date it is granted. The Committee shall have the right to accelerate, in whole or in part, the expiration date of any Option; and to the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised portion.

          Although the Company intends to exert its best efforts so that the shares purchasable upon the exercise of an Option, when it first becomes exercisable, will be registered under, or exempt from the registration requirements of, the Securities Act of 1933 (the Act) and any applicable state securities law, if the exercise of an Option would otherwise result in the violation by the Company of any provision of the Act or of any state securities law, the Company may require that such exercise be deferred until the Company has taken appropriate action to avoid any such violation.

          An Option holder will not be deemed the holder of any shares subject to an Option until such shares are fully paid and issued to him upon exercise of such Option.


          Exercise Price
          --------------
          The purchase price for each share purchasable under any NSO granted under the ISOP shall be such amount as the Committee shall deem appropriate.

          The exercise price at which shares may be purchased under each ISO cannot be less than 100% of the fair market value of the stock on the date on which the Option is granted. If the Company's shares are listed on a national securities exchange in the United States on any date on which the fair market value per share is to be determined, the fair market value per share shall be deemed to be the average of the high and low quotations at which such shares are sold on such national securities exchange on such date. If the shares are listed on a national securities exchange in the United States on such date but the shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the shares were traded. If the shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per share. If a public market exists for the shares on any date on which the fair market value per share is to be determined but the shares are not listed on a national securities exchange in the United States, the fair market value per share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for the shares on such date. If there are no bid and asked quotations for the shares on such date, the fair market value per share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for the shares on the closest date preceding such date for which such quotations are available. If no public market exists for the shares on any date on which the fair market value per share is to be determined, the Committee shall, in its sole discretion and best judgment, determine the fair market value of a share. For purposes of the ISOP, the determination by the Committee of the fair market value of a share shall be conclusive..

          If any grantee of an ISO (directly and under attribution rules of the Code) stock possessing more than 10% of the total combined voting power of PCI (or any parent or subsidiary of PCI) the Option price of that ISO shall be not less than 110% of the fair market value of shares subject to the Option and such Option shall not be exercisable after the expiration of five years from its date of grant.

          The exercise price for shares purchased must be paid in full at the time of exercise; no shares will be issued until full payment is made. Such payment may be made either (1) in cash; (2) by check; or (3) in the discretion of the Committee, by delivering shares of the Company's Common Stock, valued at its fair market value determined as of the date of exercise of the Option, or a combination of the foregoing.

          Cash proceeds from the exercise of Options are added to the general funds of the Company available for its corporate purposes.


          Death
          -----
          If an Option holder dies while in the employ of the Company or a Subsidiary or Parent, the person or persons to whom the Option is transferred by will or the laws of descent and distribution, may, at any time within one
(1) year after the date of death, but no later than the date of expiration of the Option, exercise the Option. Any Options or portions of Options of deceased employees not so exercised will terminate.


          Termination of Employment
          -------------------------

               Disability
               ----------
               If the employment or service of an Optionee is terminated by reason of disability [defined in Section 22(e)(3) of the Code in the case of an ISO, and determined by the Board of Directors], the Option then held by the Optionee may be exercised, to the extent the Option was exercisable at the time of such termination, within one (1) year after such termination, but not later than the date of expiration of the Option. Any Options, or portions thereof, no so exercised will terminate.

               Other Termination
               -----------------
               Upon termination of directorship or employment with the Company, or a Subsidiary or Parent, for any reason except death or disability, an Option holder may, at any time within three (3) months after the date of such termination, but not later than the date of expiration of the Option, exercise the Option to the extent he was entitled to do so on the date of such termination; provided, however, that if such director or employee voluntarily terminates his directorship or employment, or is discharged for cause, of which the Board is the sole judge, his Option will expire immediately. An Optionee whose directorship or employment is terminated by retirement in accordance with the Company's normal retirement policies, as determined by the Committee, will be permitted to exercise any Options held by such Optionee, to the extent he was entitled to do so on the date of such retirement, within three (3) months after the date of such termination, but not later than the date on which such Options would otherwise expire. Any Options or portions of Options of terminated employees not so exercised will terminate.

               A participant on a bona fide leave of absence shall be considered an employee for purposes of the exercise of an Option and shall be entitled to exercise such Option during such leave (but in the case of ISO's, only to the extent that his employment is not determined to be interrupted thereby for purposes of Section 422 of the Code) Also, a transfer from the Company to a Parent or subsidiary or from a Parent or Subsidiary to the Company will not be deemed a termination or interruption of employment for purposes of the ISOP.

               Nothing in the ISOP, or in any Option granted thereunder, confers on any person any right with respect to continuation of employment or retention in service in any capacity by the Company or a Parent or Subsidiary, and the grant of an Option under the ISOP shall not constitute an employment agreement of any kind.


          Transferability of Options
          --------------------------
          An Option granted under the ISOP may not be transferred except by will or the laws of descent and distribution and, during the lifetime of an Optionee, the Option may be exercised only by him or his legal guardian or legal representative.


          Resale of Shares Acquired Upon Exercise of Options
          --------------------------------------------------
          Generally, Optionees who are not "affiliates" (controlling persons) of the Company at the time of a proposed resale may sell shares acquired after the date of this Prospectus upon exercise of Options granted under the ISOP without regard to securities law registration restrictions, since such shares have been registered under the Securities Act of 1933 and will not be "restricted securities." An "affiliate" is a person having sole power or sharing the power to direct or cause the direction of the management and policies of the Company. Unless a separate resale prospectus is prepared and filed with the Securities and Exchange Commission ("SEC") by the Company, affiliates must make resales of such shares in compliance with SEC Rule 144 (except that the holding period requirement of Rule 144 is not applicable to the resale of such shares), or another available exemption from registration under the Securities Act of 1933. Thus, affiliates are subject generally to the same restrictions with regard to the resale of shares acquired under the ISOP as they are with respect to the resale of otherwise-acquired shares of the Company's Common Stock, including the restrictions resulting from the provisions of Section 16(b) of the Securities Exchange Act of 1934.
Section 16(b) of the Securities Exchange Act of 1934 provides for recapture by the Company of "profit" realized by an officer, director or more than 10% shareholder of the Company from any purchase (including the exercise of an Option) and sale, or any sale and purchase, of any equity security of the Company within any period of less than six months.


          Tax Consequences
          ----------------
          The Company has been advised that under the present provisions of the Code, and subject to all regulations promulgated under Section 422 thereof, the federal income tax consequences with respect to Options which may be granted under the ISOP can be summarized as follows:

          (1) An Optionee will not recognize income nor will the Company be entitled to a deduction at the time an ISO is granted or exercised. Any gain upon the subsequent sale of the shares acquired on exercise of an ISO is subject to tax at capital gains rates; provided that the Optionee makes no disposition of the shares within two (2) years after the ISO is granted or within one year after the shares are transferred to the Optionee, whichever is later. The spread between the ISO price and the fair market value of the shares at the time o exercise is, however, a preference item and must be recognized for purposes of the alternative minimum tax. The Company is not entitled to any tax deduction if the Optionee satisfies the holding period requirements described above.

          (2) If the Optionee makes a disposition of shares purchased upon exercise of an ISO before the expiration of the requisite holding periods described above, the Optionee will be taxed as if he had received compensation income in the year of disposition and the Company will be entitled to a corresponding deduction in that year; provided it satisfies certain withholding requirements. The holding period requirements are waived in the event of the employee's death. The amount of income (and the Company's deduction) will be equal to the difference between the ISO exercise price and the fair market value o the shares on the date of exercise. Any balance of the Optionee's gain on disposition of the shares will be subject to tax as a capital gain determined under the normal capital asset holding period rules. However, if the Optionee makes a disqualifying disposition of shares before the expiration of the holding periods described above that is a sale or exchange with respect to which a loss (if sustained) would be recognized (i.e. not to a related party), the amount of compensation income recognized by the Optionee (and the Company's deduction) will not exceed the excess, if any, of the amount realized over the adjusted basis of the shares.

          (3) Shares purchased upon the exercise o an ISO may be paid for in whole or part by delivering previously acquired shares of Common Stock of the Company. However, all stock acquired pursuant to the exercise of an ISO is subject to the holding period rules and disqualifying disposition rules described above, regardless of whether such stock is paid for with cash or previously acquired shares. Furthermore, the exercise of an ISO with previously acquired shares will be deemed to be an exchange to which Section 1036 of the Code applies. The Optionee's basis and holding period in the number of shares of ISO stock that equals the number of previously acquired shares used to exercise the ISO will be the same as the basis and holding period of the previously acquired shares used to exercise the ISO. The Optionee's basis in any remaining shares of ISO stock will be zero and his holding period for those shares will begin on the date he acquires those remaining shares.

          (4) An Optionee will not recognize taxable income at the time a NSO is granted, but taxable income will be recognized, and the Company will be entitled to a deduction (provided it satisfies certain withholding requirements) at the time of exercise of the NSO. The amount of income (and the Company's deduction) will be equal to the difference between the NSO exercise price and the fair market value of the shares on the date of exercise. The income recognized will be taxed at ordinary income tax rates for federal income tax purposes. On subsequent disposition of the shares acquired upon exercise of a NSO, capital gain or loss, as determined under the normal capital asset holding period rules, will be recognized in the amount of the difference between the proceeds of sale and the fair market value of the shares on the date of exercise.

          (5) Where the NSO exercise price is paid in previously acquired stock, the exercise is treated as a tax-free exchange of the shares of previously acquired stock (without recognizing any taxable gain with respect thereto) for a like number of new shares (with such new shares having the same basis and holding period as the old). The Optionee's basis in any remaining shares will equal the amount of compensation income recognized upon exercise of the NSO and the holding period for such shares will begin on the day the Optionee acquires them. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the NSO described above.

          (6) If statutory option stock (stock acquired through the exercise of an ISO and Options issued under an employee stock purchase plan) is transferred to acquire shares offered under an Option, and if the applicable holding periods for such statutory option stock have not been met before such transfer, the transfer is considered a disqualifying disposition and will result in ordinary income with respect to the stock disposed of, but will not affect the tax treatment, as described above, for the stock received.

          (7) In the case of officers and directors of the Company subject to the short-swing profit provisions of Section 16(b) under the Securities Exchange Act of 1934, the tax consequences of exercise of either an ISO or NSO granted under the ISOP will be deferred until at least six months after exercise, unless such persons otherwise elect at the time of exercise. However, the income when recognized will include any appreciation in value of the acquired shares during the period of deferral, and the capital gain holding period will not begin to run until the end of the period of deferral.

          The foregoing summary description is based upon the presently applicable provisions of the Code, and is subject to change in the event of a change in either the Code or interpretations thereof. Each Optionee is urged to consult his personal legal and tax advisor as to the legal and tax effects of his individual situation and his participation in the ISOP.


          Outstanding Options
          -------------------
          As of September 30, 1997, Options had been granted pursuant to the ISOP exercisable to purchase an aggregate of 223,000 shares of which options exercisable to purchase 173,000 shares are fully vested and exercisable, and options exercisable to purchase 50,000 shares are subject to future vesting; and all 223,000 Options were outstanding and unexercised. On that date, 7,000 additional shares authorized to be issued under the ISOP were available for future Option grant and purchase.


      B.  THE 1995 EMPLOYEE STOCK PURCHASE PLAN.
          -------------------------------------

          The Plan:  Adoption
          -------------------
          The Board of Directors adopted the 1995 Employee Stock Purchase Plan (hereinafter referred to as the "ESPP"). The ESPP was ratified and approved by the Company's shareholders at the annual meeting of shareholders held June 12, 1995.

          The ESPP was created pursuant to Section 423 of the Internal Revenue Code of 1986, as amended, and authorizes the Company to offer its employees up to 20,000 shares per year over a three-year term, or a total of 60,000 shares.


          The ESPP is not subject to any provisions of the Employee Retirement Income Security Act of 1974; and the ESPP is not subject to the qualification requirements under Section 401(a) of the Code.


          Purpose
          -------
          The general purpose of the ESPP is to promote the growth and development of the Company by providing increased incentives for employees of the Company and its Designated Subsidiaries. Pursuant to the ESPP, employees will be given an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The ESPP is a qualified "Employee Stock Purchase Plan" pursuant to Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.


          Duration and Modifications
          --------------------------
          Options may be granted under the ESPP at any time up to June 12, 1998, when the Plan will expire except as to any Options outstanding, which Options will remain in effect until they have been exercised or have expired.

          The Company's Board of Directors (the "Board"), or a committee of the Board may at any time, without the approval of the shareholders of the Company, alter, amend, modify, suspend or discontinue the ESPP, provided that:


          (1) Members of the Board who are eligible to participate in the ESPP may not vote on any matter affecting the administration of the ESPP or the grant of any Option pursuant to the ESPP.

          (2) If a committee is established to administer the ESPP, no member of the Board who is eligible to participate in the ESPP may be a member of the committee.

          However the Board or its committee may not, without the consent of the holder of an Option, make any alteration which would adversely affect an Option previously granted under the ESPP or, without the approval of the shareholders of the Company, make any alteration which would (a) increase the aggregate number of shares available for Options under the ESPP, except as described herein, (b) reduce the exercise price of shares purchased under the ESPP below the price as figured pursuant to paragraph 7 of the ESPP, or (c) materially increase the benefits accruing to participants under the ESPP.


          Class and Amount of Securities Subject to the Plan
          --------------------------------------------------
          Subject to adjustment as described below, an aggregate of up to 60,000 shares of the Company's Common Stock, $.002 par value, are authorized to be issued upon exercise of Options granted under the ESPP.

          Under the terms of the ESPP, shares subject to and not issued under an Option which expires or terminates or is cancelled for any reason during the term of the ESPP are again available for the granting of Options under the ESPP.


          Administration
          --------------
          The ESPP shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. Committee members may be removed and replaced by a vote of the majority of the Board.

          The Board or its committee shall have full and exclusive discretionary authority, pursuant to the ESPP, to construe, interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims filed under the ESPP. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

          Adjustment for Changes in Securities
          ------------------------------------
          The ESPP requires the Board to make appropriate adjustments in the number and kind of shares available under the ESPP and in the number, price and kind of shares covered by Options granted or to be granted under the ESPP, in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of the Company's Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". The foregoing notwithstanding, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made, with respect to the number or price of shares of Common Stock subject to an Option.

          The ESPP also provides that, upon the dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his Option has been changed to the New Exercise Date and that his Option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period, as provided herein. For purposes of this paragraph, an Option granted under the ESPP shall be deemed to be assumed if, following the sale of assets or merger, the Option confers the right to purchase, for each share of Option stock subject to the Option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale or assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its Parent (as defined in Section 425(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the Option to be solely Common Stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

          The Board may, if it so determines, in the exercise of its sole discretion, also make provision for adjusting the Reserve, as well as the price per share of Common Stock covered by each outstanding Option, in the event the Company effects one or more reorganizations, recapitalizations, rights of offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.


          Eligibility
          -----------
          As provided in the ESPP, any individual who is an employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least (20) hours per week and more than five (5) months in any calendar year. For purposes of the ESPP, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety
(90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

          Any provisions of the ESPP to the contrary notwithstanding, no Employee shall be granted an Option under the ESPP (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding Options to purchase stock possessing five percent (5%) of more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.


          Granting of Options
          -------------------
          The ESPP provides that on the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an Option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date. Provided, however, that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares calculated herein of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the various limitations set forth in these Sections describing the ESPP.


          Exercise of Options
          -------------------
          Unless a participant withdraws from the ESPP as provided below, his or her Option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to Option shall be purchased for such participant at the applicable Option price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased and any payroll deductions accumulated in a participant's account which are not used to purchase shares shall be refunded to the participant or retained in the participant's account for the subsequent Offering Period, as the Board or its committee shall determine, subject to an earlier withdrawal be the participant as provided below. During a participant's lifetime, a participant's Option to purchase shares hereunder is exercisable only by him or her.


          Exercise Price
          --------------
          The Option price per share pf the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Enrollment date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. For the purposes of the ESPP, the "fair market value" of the Company's Common Stock on a given date shall be (i) the closing sale price for the Common Stock on the primary exchange upon which the shares are listed and traded on the date; or (ii) if the shares are not traded on any national exchange, the closing sale price for the Common Stock on the NASDAQ National Market on the date; or (iii) if the shares are neither traded on a national exchange nor listed on the NASDAQ National Market, then the average of the bid and ask prices for the Common Stock in the Over-The-Counter-Market as quoted on the NASDAQ Small-Cap Market or (iv) if the shares of Common Stock are neither traded on a national exchange nor the NASDAQ National Market nor quoted on the NASDAQ Small-Cap Market, the average of the bid and ask prices for the Common Stock as quoted by any recognized securities quotation service such as the National Quotation Bureau, Inc. or the OTC Electronic Bulletin Board on the date. In the event the Enrollment Date or the Exercise Date occurs on a weekend or legal holiday, the fair market value shall be determined on the next Trading Date.


          Death and Designation of Beneficiary
          ------------------------------------
          If a participant dies while in the employ of the Company or a Subsidiary, such participant's Options shall automatically terminate.

          A participant may file a written designation of a beneficiary who is to receive any shares and cash from the participant's account under the ESPP in the event of such participant's death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the ESPP in the event of such participant's death prior to exercise of the Option.

          Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the ESPP who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.


          Withdrawal: Termination of Employment
          -------------------------------------
          A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her Option under the ESPP at any time by giving written notice to the Company in the form of a "notice of withdrawal." All of the participant's payroll deductions credited to his or her account will be paid to such participant without interest, less payroll tax deductions customarily withheld by the Company, promptly after receipt of notice of withdrawal and such participant's Option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          Upon a participant's ceasing to be an Employee for any reason or upon termination of a participant's employment relationship, the payroll deductions credited to such participant's account during the offering Period but not yet used to exercise the Option will be returned to such persons entitled thereto, and such participant's Option will be automatically terminated.

          In the event an Employee fails to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to his or her account will be returned to such participant and such participant's Option terminated.

          A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which hereafter may be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.


          Transferability of Options
          --------------------------
          Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or designation of beneficiary as provided above.) Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with the provisions regarding withdrawal.


          Resale of Shares Acquired Upon Exercise of Options
          --------------------------------------------------
          Generally, Optionees who are not "affiliates" (controlling persons) of the Company at the time of a proposed resale may sell shares acquired after the date of this Prospectus upon exercise of Options granted under the ESPP without regard to securities law registration restrictions, since such shares have been registered under the Securities Act of 1933 and will not be "restricted securities." An "affiliate" is a person having sole power or sharing the power to direct or cause the direction of the management and policies of the Company. Unless a separate resale prospectus is prepared and filed with the Securities and Exchange Commission ("SEC") by the Company, affiliates must make resales of such shares in compliance with SEC Rule 144 (except that the holding period requirement of Rule 144 is not applicable to the resale of such shares), or another available exemption from registration under the Securities Act of 1933. Thus, affiliates are subject generally to the same restrictions with regard to the resale of shares acquired under the ESPP as they are with respect to the resale of otherwise-acquired shares of the Company's Common Stock, including the restrictions resulting from the provisions of Section 16(b) of the Securities Exchange Act of 1934.
Section 16(b) of the Securities Exchange Act of 1934 provides for recapture by the Company of "profit" realized by an officer, director or more than 10% shareholder of the Company from any purchase (including the exercise of an Option) and sale, or any sale and purchase, of any equity security of the Company within any period of less than six months.


          Tax Consequences
          ----------------
          The Company has been advised that under the present provisions of the Code, and subject to all regulations promulgated under Section 423 thereof, the federal income tax consequences with respect to Options which may be granted under the ESPP can be summarized as follows:

          (1) In order for an employee to qualify for favorable tax treatment under Section 423, he must hold stock purchased under the ESPP for either a period of two (2) years after the option is granted or one (1) year after purchase of the stock.

          (2) The employee recognizes ordinary income in the amount of the lesser of: (a) the difference between the fair market value of the shares when sold or the fair market value of the shares at the employee's death while owning the shares, and the Option price for the shares or (b) the difference between the option price and the fair market value of the shares when the option was granted. The balance of any gain is treated as capital gain. The Company shall have no deduction at any time for the stock purchased under the ESPP.


          Outstanding Options
          -------------------
          As of September 30, 1997, no Options had been granted under the ESPP.


ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
          ------------------------------------------------------------
          Premier Concepts, Inc. will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any document referred to herein in Item 3. under the caption "Incorporation of Certain Documents by Reference," which documents are incorporated by reference in Premier Concepts, Inc.'s Section 10(a) prospectus, together with a copy of the Plan, and/or a copy of Premier Concepts, Inc.'s latest annual report to shareholders. Such a request should be directed to Premier Concepts, Inc., 3033 South Parker Road, Suite 120, Aurora, Colorado, 80014, Attention: Corporate Secretary;
Telephone: (303) 338-1800.

          Premier Concepts, Inc. is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy and information statements and other information filed by Premier Concepts, Inc. can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 10549. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates and are publicly available through the Commission's website at http://www.sec.gov. Additional updating information with respect to the securities covered herein may be provided in the future to Plan participants by means of appendices to this Prospectus.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
--------------------------------------------------
      The Registrant hereby states that (i) the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      A. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended January 26, 1997, as filed with the Commission on April 15, 1997;

      B. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above, including:

          (1) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended April 27, 1997, as filed with the Commission on June 11, 1997;

          (2) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended July 27, 1997, as filed with the Commission on September 9, 1997;

          (3) The Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy filed with the Securities and Exchange Commission ("Commission") on April 30, 1996, in connection with the Registrant's Annual Meeting of Shareholders on May 31, 1996;

          (4) The description of the Registrant's Common Stock, $.002 par value, contained in the Registrant's Registration Statement on Form 8-A, declared effective on April 21, 1997, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.


ITEM 4.   DESCRIPTION OF SECURITIES.
------------------------------------
      Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
-------------------------------------------------
      Clifford L. Neuman, a partner in the law firm of Neuman & Drennen, LLC is the beneficial owner of 24,300 shares of Common Stock of the Registrant. Nathan L. Stone, an associate in the law firm of Neuman & Drennen,LLC is the beneficial owner of 300 shares of the Registrants Common Stock.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
----------------------------------------------------
      The only statute, charter provision, bylaw, contract, or other arrangements under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

      (a) Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide as follows:

      7-109-101.  Definitions.  As used in this article:

      (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

      (3)      "Expenses" includes counsel fees.

      (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

      (5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

      (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

      7-109-102.  Authority to indemnify directors.

      (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

          (a)  The person conducted himself or herself in good faith; and

          (b)  The person reasonable believed:

               (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

               (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

          (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

      (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

      (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

      (4)      A corporation may not indemnify a director under this section:

          (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

      (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

      7-109-103. Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

      7-109-104.  Advance of expenses to directors.

      (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

          (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

          (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

      (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

      (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

      7-109-105.  Court-ordered indemnification of directors.

      (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

          (b) If it determines that the director is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102
(1) or was adjudged liable in the circumstances described in section 7-109-102
(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

      7-109-106. Determination and authorization of indemnification of directors.

      (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1) (b) are received and the determination required by section 7-109-104 (1) (c) has been made.

      (2) The determinations required by subsection (1) of this section shall be made:

          (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

          (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

      (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

          (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

          (b)  By the shareholders.

      (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

      7-109-107. Indemnification of officers, employees, fiduciaries, and agents.

      (1)      Unless otherwise provided in the articles of incorporation:

          (a)  An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

          (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

          (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

      7-109-108. Insurance. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

      7-109-109.  Limitation of indemnification of directors.

      (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the article of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

      (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

      7-109-110. Notice to shareholder of indemnification of director. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                 *     *     *

      (b)      Article XI of the Amended and Restated Articles of
Incorporation of the Registrant provides, in pertinent part:

      a. A director of this Corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted under the General Corporation Laws of the State of Colorado as the same exists or may hereafter be amended.

      b. Any repeal or modification of the foregoing paragraph a. by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

      (c) Article VIII of the Amended and Restated Articles of Incorporation of the Registrant provides:

          The Corporation may and shall indemnify each Director, Officer and any employee or agent of the Corporation, his heirs, executors and administrators, against any and all expenses and liability reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party by reason of his being or having been a director, officer, employee or agent of the Corporation to the full extent required or permitted by the Colorado Corporation Code, as amended.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
----------------------------------------------
      Not applicable. No Restricted Securities are to be reoffered or resold pursuant to this Registration Statement.


ITEM 8.   EXHIBITS.
-------------------

Exhibit   Description
-------   -----------
4.1       Premier Concepts, Inc. 1993 Incentive Stock Option Plan

4.2       Premier Concepts, Inc. 1995 Employee Stock Purchase Plan

4.3       Form of Incentive Stock Option

5.0       Opinion of Neuman & Drennen, LLC

23.1      Consent of Neuman & Drennen, LLC

23.2      Consent of Hein + Associates, LLP, Certified Public Accountants


ITEM 9.   UNDERTAKINGS.

2.    The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Colorado, on October 14, 1997.

                                   PREMIER CONCEPTS, INC.


                                   By:  /s/ Sissle Greenberg
                                        ------------------------------
                                        Sissel Greenberg, President


                               POWER OF ATTORNEY

      Each of the directors of the Registrant and each other person whose signature appears below, by his execution hereof, authorizes Sissel Greenberg to act as his attorney in fact to sign, on his behalf individually and in each capacity stated below, and file all amendments and post-effective amendments to, the Registration Statement, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other applicable governmental/regulatory agencies, hereby ratifying and confirming all that Sissel Greenberg or his substitute or substitutes, may do or cause to be done by virtue hereof, and the Registrant hereby confers like authority to sign and file on its behalf.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dated indicated.

    Signature                    Position              Date
    ---------                    --------              ----

/s/ Sissel Greenberg      Chief Executive Officer    10/14/97
-------------------------        Director
Sissel Greenberg


/s/ William Nandor               Director            10/14/97
-------------------------
William Nandor


/s/ Jack Brandon                 Director            10/14/97
-------------------------
Jack Brandon


/s/ Simona Katz Yuffa            Director            10/14/97
-------------------------
Simona Katz Yuffa


/s/ Todd Huss             Chief Financial Officer    10/14/97
-------------------------  Principal Accounting
Todd Huss                           Officer